Exhibit 4.2

Execution Version

THE GAP, INC.

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 12, 2011

to the

INDENTURE

Dated as of April 12, 2011

between

THE GAP, INC.

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

Table of Contents

Page

ARTICLE I

Definitions

SECTION 1.01. Definitions	1

ARTICLE II

Designation and Terms of the Securities

SECTION 2.01. Title and Aggregate Principal Amount	5
SECTION 2.02. Execution	5
SECTION 2.03. Other Terms and Form of the Notes; Denominations	5
SECTION 2.04. Further Issues	6
SECTION 2.05. Interest and Principal	6
SECTION 2.06. Place and Manner of Payment	6
SECTION 2.07. Form of Notes	6
SECTION 2.08. Depositary; Registrar	6
SECTION 2.09. Optional Redemption	6
SECTION 2.10. Sinking Fund	7
SECTION 2.11. Change of Control	7

ARTICLE III
Defeasance

SECTION 3.01. Defeasance and Covenant Defeasance	9

ARTICLE IV
Miscellaneous

SECTION 4.01. Ratification of Base Indenture; Supplemental Indentures Part of Base Indenture	9
SECTION 4.02. Concerning the Trustee	10
SECTION 4.03. Counterparts	10
SECTION 4.04. Governing Law; Waiver of July Trial; Consent to Jurisdiction and Services	10

EXHIBIT A FORM OF NOTES

i

FIRST SUPPLEMENTAL INDENTURE, dated as of April 12, 2011 (this “First Supplemental Indenture”), between The Gap, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), having its principal office at Two Folsom Street, San Francisco, California 94105, and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of April 12, 2011 (the “Base Indenture”), to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series;

WHEREAS, Sections 201, 301 and 901 of the Base Indenture provide, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, for, among other things, the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Base Indenture;

WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of up to $1,250,000,000 to be designated the “5.95% Notes due 2021” (the “Notes”); and

WHEREAS, all action on the part of the Company necessary to authorize the issuance of the Notes under the Indenture and this First Supplemental Indenture (the Base Indenture, as supplemented by this First Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSTH:

That, in order to establish the designation, form, terms and conditions of, and to authorize the authentication and delivery of, the Notes, and in consideration of the acceptance of the Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions.

A. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Base Indenture.

B. The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.

C. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

“Board of Directors” means the board of directors of the Company.

“Change of Control” means the occurrence of any one of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))) other than the Company or one of its Subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a “Change of Control” shall not be deemed to occur as the result of the acquisition by Doris F. Fisher, John J. Fisher, William S. Fisher or Robert J. Fisher (collectively, the “Fishers”) and the Permitted Designees of shares following which one or more of the Fishers and the Permitted Designees are beneficial owners of more than 50% of the combined voting power of the then outstanding Voting Stock of the Company;

(3) the consummation of a so-called “going-private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision), following which the Fishers and the Permitted Designees beneficially own, directly or indirectly, more than 50% of the Voting Stock of the Company then outstanding, measured by voting power rather than number of shares;

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company (or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed) or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company (or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed) outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(5) the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors; or

(6) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Triggering Event” means

(1) if the Notes are not rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period by each of the Rating Agencies on any date during the Trigger Period, or

(2) if the Notes are rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the Trigger Period.

If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have been downgraded by at least one rating category or have ceased to be rated Investment Grade, as applicable, by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually occurred.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date (1) the arithmetic average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who:

(1) was a member of the Board of Directors on the date of this First Supplemental Indenture; or

(2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Definitive Note” means a Note in definitive registered form without coupons.

“Dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Global Notes” means Notes in the form of a Book-Entry Security as delivered to the Depositary.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Permitted Designees” means (i) a spouse or lineal descendent to the second degree by blood or adoption of any of the Fishers (together with the Fishers, the “Fisher Family Members”); (ii) trusts solely for the benefit of (x) any of the Fisher Family Members or (y) one or more charitable foundations, institutions or entities; provided that in each case at least 66-2/3% of the trustees of such trust consist of Fisher Family Members, (iii) any Person (other than an individual or trust) so long as any of the Fisher Family Members are the sole beneficial owners of at least 66-2/3% of the Voting Stock, partnership, membership or other equity interests of such Person and constitute at least 66-2/3% of the board of directors of such Person or of the individuals exercising similar functions, in the case of an entity other than a corporation, or (iv) in the event of the death of a Fisher, his or her estate, executor, administrator, committee or other personal representative.

“Rating Agency” means each of Moody’s and S&P; provided that, if either Moody’s or S&P ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency.

“Reference Treasury Dealer” means Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates which are primary U.S. government securities dealers and one other primary U.S. government securities dealer in the United States of America designated by the Company; provided, however, that if any of the foregoing ceases to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

“Trigger Period” means the period commencing on the day of the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change).

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors (or a similar governing body) of such Person.

Other Definitions:

Term	Defined in Section
“Change of Control Offer”	2.11
“Change of Control Payment”	2.11
“Change of Control Payment Date”	2.11
“DTC”	2.08
“Interest Payment Date”	2.05
“Notes”	2.01
“Process Agent”	4.04
“Record Date”	2.05

ARTICLE II

Designation and Terms of the Securities

SECTION 2.01. Title and Aggregate Principal Amount. There is hereby created one series of Securities and designated: 5.95% Notes Due 2021 (the “Notes”). The aggregate principal amount of the Notes which may be authenticated and delivered under this First Supplemental Indenture shall not, except as permitted by the provisions of the Base Indenture, initially exceed $1,250,000,000.

SECTION 2.02. Execution. The Notes may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 303 of the Base Indenture.

SECTION 2.03. Other Terms and Form of the Notes; Denominations. The Notes shall have and be subject to such other terms as provided in the Base Indenture and this First Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of

Exhibit A hereto. The Notes shall only be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.04. Further Issues. The Company may from time to time, without notice to or the consent of the Holders of the Notes and in accordance with the Base Indenture and this First Supplemental Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first Interest Payment Date) so as to form a single series with the Notes.

SECTION 2.05. Interest and Principal. The Notes will mature on April 12, 2021 and will bear interest at the rate of 5.95% per annum. The Company will pay interest on the Notes on each April 12 and October 12 (each an “Interest Payment Date”), beginning on October 12, 2011, to the Holders of record at the close of business on the immediately preceding March 28 or September 27 (each a “Record Date”), respectively. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Payments of the principal of and interest on the Notes shall be made in Dollars, and the Notes shall be denominated in Dollars.

SECTION 2.06. Place and Manner of Payment. The place where the Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes issued in the form of Definitive Notes are payable, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Indenture may be served shall be in Minneapolis, Minnesota, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee located at 608 2nd Avenue, South Minneapolis, MN 55479. The Company shall pay principal of and interest on (i) any Definitive Note by check mailed to the address of the Person entitled thereto as it appears in the Note register or upon written notice from such Person, given before the payment date, by wire transfer in immediately available funds or (ii) any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

SECTION 2.07. Form of Notes. Notes shall be issued in the form of one or more Global Notes in definitive, fully registered form without interest coupons with such applicable legends as are provided for in Article Two of the Base Indenture, except as otherwise permitted herein. Such Global Notes shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Base Indenture. The Global Notes shall constitute Book-Entry Securities for purposes of the Base Indenture.

SECTION 2.08. Depositary; Registrar. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and the Paying Agent and designates the Trustee’s Minneapolis, Minnesota office as the office or agency referred to in Section 1004 of the Base Indenture.

SECTION 2.09. Optional Redemption.

(a) The Notes may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed, or

(ii) the sum of the present values of any remaining scheduled payment of principal of and interest on such Notes (not including any portion of such interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points; provided that, if the Company redeems any Notes on or after January 12, 2021, the Redemption Price for such Notes will equal 100% of the principal amount of the Notes being redeemed.

(b) In the case of any such redemption, the Company will also pay accrued and unpaid interest on the principal amount of the Notes to be redeemed, if any, to the Redemption Date.

(c) If less than all of the Notes outstanding are redeemed, no Notes of a principal amount of $2,000 or less shall be redeemed in part.

SECTION 2.10. Sinking Fund. The Notes will not have the benefit of any sinking fund.

SECTION 2.11. Change of Control.

(a) Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (in integral multiples of $1,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Notes repurchased, if any, to the date of repurchase, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following the date upon which any Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall send, by first class mail, a notice to Holders of the Notes with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control Triggering Event, stating:

(i) that the Change of Control Offer is being made pursuant to this Section 2.11 and that all Notes tendered will be accepted for payment;

(ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(iii) that any Note not tendered will continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(v) that, if the notice is mailed prior to the date of consummation of the Change of Control, the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date;

(vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, no later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and

(viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

(b) The Company will comply in all material aspects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 2.11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.11 by virtue of such compliance.

(c) On the Change of Control Payment Date, the Company will, to the extent lawful,

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d) The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit Holders of the Notes to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(e) Notwithstanding anything to the contrary in this Section 2.11, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements for the Change of Control Offer set forth in this Section 2.11 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer; or (2) notice of redemption has been given pursuant to Section 2.9 hereof, unless and until there is a default in the payment of the applicable Redemption Price.

(f) The Company shall not repurchase any Note if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

ARTICLE III

Defeasance

SECTION 3.01. Defeasance and Covenant Defeasance. Article Thirteen of the Base Indenture shall be applicable to the Notes. For purposes of Article Thirteen of the Base Indenture and solely for purposes of the Notes, if the Company exercises its right of covenant defeasance pursuant to Sections 1301 and 1303 of the Base Indenture, in addition to being released from its obligations under the provisions of the Base Indenture set forth in Section 1303, the Company also shall be released from its obligations under Section 2.11 of this First Supplemental Indenture.

ARTICLE IV

Miscellaneous

SECTION 4.01. Ratification of Base Indenture; Supplemental Indentures Part of Base Indenture. Except as expressly amended hereby, the Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.02. Concerning the Trustee. The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes.

SECTION 4.03. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 4.04. Governing Law; Waiver of July Trial; Consent to Jurisdiction and Services. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the non-exclusive jurisdiction of any federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this First Supplemental Indenture or any Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it, and may be enforced in any courts to the jurisdiction of which the Company is subject by a suit upon such judgment, provided, that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law. To the extent the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this First Supplemental Indenture to the extent permitted by law.

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

THE GAP, INC.

By:	/s/ Sabrina Simmons
	Name:	Sabrina Simmons
	Title:	Executive Vice President and
Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President

EXHIBIT A

[FACE OF NOTE]

THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE GAP, INC.

5.95% Notes due 2021

No. [            ]

$[        ]

CUSIP No. 364760AK4

The Gap, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [        ] Dollars on April 12, 2021 (the “Maturity Date”), and to pay interest thereon from October 12, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 12 and October 12 in each year, commencing October 12, 2011, at the rate of 5.95% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 28 or September 27 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. If any Interest Payment Date would otherwise be a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding day which is a Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Company may, without the consent of the Holders of the Securities of this series, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as this Security and forming part of the same series.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Minnapolis, Minnesota, or in such other Place of Payment as the Company may maintain an office for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, except as mentioned below, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written wire instructions. The principal of and interest on this Security will be payable, the transfer of this Security will be registrable and this Security may be presented for exchange, at the Corporate Trust Office of the Trustee, Wells Fargo Bank, National Association, located at 608 2nd Avenue, South Minneapolis, MN 55479. So long as this Security is represented by a global debt security or securities, the interest payable on this Security will be paid to Cede & Co., the nominee of DTC, or its registered assigns as the registered owner of the global debt securities, by wire transfer of immediately available funds on each of the applicable Interest Payment Dates, not later than 2:30 p.m. New York City Time. If this Security is no longer represented by global debt securities, payment of interest may, at the Company’s option, be made by check mailed to the address of the Person entitled thereto.

Upon a Change of Control Triggering Event, any Holder of Securities shall have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

The Securities may be redeemed at the Company’s option, upon notice as set forth in the Indenture, in whole at any time or in part from time to time, on the terms set forth in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

The Gap, Inc.

By:
Name:
Title:

Attest:

Michelle Banks
Executive Vice President,
General Counsel and
Corporate Secretary

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 12, 2011 (the “Base Indenture”, and, as supplemented by the First Supplemental Indenture, dated as of April 12, 2011, herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $1,250,000,000, unless the Company exercises its right, as referred to above, to issue additional Securities of this series.

The Securities of this series are subject to redemption in whole at any time or in part from time to time, on at least 30 days’ but not more than 60 days’ notice, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points; provided, that if the Company redeems any Securities on or after January 12, 2021 (three months prior to the Maturity Date of the Securities), the Redemption Price for those Securities will equal 100% of the principal amount of the Securities to be redeemed. The Redemption Price for the Securities will include accrued and unpaid interest on the principal amount of the Securities to be redeemed to the Redemption Date. If less than all of the Securities outstanding are redeemed, no Security of a principal amount of $2,000 or less shall be redeemed in part.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in this Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the

Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THIS SECURITY IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By
Authorized Signatory

ASSIGNMENT FORM

For value received                              hereby sell(s), assign(s) and transfer(s) unto                                          (please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                              attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

Signature Guarantee

[FORM OF OPTION OF HOLDER TO ELECT PURCHASE]

To: The Gap, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from The Gap, Inc. (the “Company”) as to the occurrence of a Change of Control Triggering Event with respect to the Company and specifying the Change of Control Payment Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of this Security and the Indenture referred to in this Security (1) 101% of the entire principal amount of this Security or the portion thereof (in integral multiples of $1,000) below designated, and (2) accrued and unpaid interest on the Securities repurchased, if any, to the date of purchase.

In the case of Definitive Notes, the certificate numbers of the Security to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all): $        ,000

NOTICE: The signature on the Option of Holder to Elect Purchase must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

INCREASES OR DECREASES IN PRINCIPAL AMOUNT OF GLOBAL NOTE

The initial principal amount of this Global Note is $[        ]. The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Remaining Principal Amount of this Global Note Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

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